Exhibit 31



CERTIFICATION

We, John O. Jones, Jr. and Robert J. Wikins certify that:

1.   We have read this quarterly report on Form 10-QSB of Joning Corporation;

2. To our knowledge the information in this report is true in all important respects as of May 31, 2003; and

3. This report contains all information about the company of which we are aware that we believe important to a reasonable investor, in light of the subjects required to be addressed in this report as of May 31, 2003.

For purposes of this certification, information is "important to a reasonable investor" if:

     (a) There is a substantial likelihood that a reasonable investor would view the information as significantly altering the total mix of information in the report; and

      (b) The report would be misleading to a reasonable investor if the information was omitted from the report.


Date: January 28, 2004

                                                   /s/ John O. Jones, Jr.
                                                   ----------------------------
                                                       John O. Jones, Jr.





                                                  /s/ Robert J. Wikins
                                                  -----------------------------
                                                      Robert J. Wikins